EXHIBIT 99.1

PRESS RELEASE

March 29, 2005

CRESCENT BANKING COMPANY

P.O. Box 668, 7 Caring Way, Jasper, GA 30143, (678) 454-2266, (800) 872-7941, Fax (678) 454-2282

CRESCENT BANKING COMPANY

DECLARES QUARTERLY DIVIDEND AND

ANNOUNCES EARNINGS

Crescent Banking Company, Jasper, Georgia (Nasdaq Small Cap–CSNT) (the “Company”) is pleased to announce that its Board of Directors has declared the Company’s 34th consecutive quarterly cash dividend on its common stock. The dividend of $.085 per share is payable on April 20, 2005 to holders of record on April 8, 2005.

The Company experienced a net loss for the year ended December 31, 2004 of $811,232, which represented a net loss per share on a basic and fully diluted basis of $0.33. In comparison, the Company had net income for the year ended December 31, 2003 of $17.3 million, which represented net income per share on a basic and a fully diluted basis of $7.07 and $6.74, respectively. The net loss for 2004 was primarily related to a $2.3 million loss from our discontinued wholesale mortgage operations. The net loss from discontinued operations resulted mainly from a provision of $2.9 million for the recourse liability to third parties with respect to certain loans sold by our former wholesale mortgage business prior to the disposition of that business.

The Company’s results for the year ending December 31, 2004 are not comparable to the same periods for 2003 due to the sale of the Company’s wholesale residential mortgage business at the end of 2003 and the Company’s change in strategy to focus on expanding its community banking operations. During 2004 the Company has emphasized its branching initiative and has agreed to acquire Futurus Financial Services, Inc. (“Futurus”). Futurus is a commercial bank located in north Fulton County, Georgia with assets at December 31, 2004 of approximately $61 million. This acquisition is expected to close on April 1, 2005.

For the year ended December 31, 2004, the Company had net income from continuing operations of $1.5 million, compared to $1.7 million for the year ended December 31, 2003. The Company’s net income from continuing operations in 2004 was affected by the startup costs associated with its four new offices.

Discontinued Wholesale Mortgage Business

On December 31, 2003, the Company completed the sale of its wholesale residential mortgage business. As part of the purchase price, the purchaser agreed to pay the Company

100% of the profits of the mortgage pipeline during the first 60 days of 2004, plus an earnout of 30% of the cumulative pre-tax income of the business for the next 9 months. The mortgage business experienced a net loss in the first sixty days of 2004, and the Company received no profits from the mortgage pipeline. During the next 9 months, the wholesale mortgage business experienced a net loss, and the Company received no profits from the earnout.

Net losses from discontinued operations totaled $2.3 million for the year ending December 31, 2004 compared to net income of $15.2 million for the year ending December 31, 2003. The net loss from discontinued operations for the year ending December 31, 2004, resulted mainly from a provision of $2.9 million for the recourse liability to third parties with respect to certain loans sold by the Company’s former wholesale mortgage business prior to the disposition of that business. At December 31, 2004, the Company has indemnified the purchaser of approximately $8.0 million of mortgage loans sold with recourse pursuant to agreements for seller’s breaches of representations and warranties, compared to $7.4 million as of December 31, 2003. In the event that the purchaser of these loans experiences losses with respect to these loans, the Company will be required to indemnify the purchaser for its losses or to repurchase the loans from the purchaser. Losses on indemnified loans totaled $1,148,663 in 2004 compared to $195,015 in 2003. The reserve for recourse liability at December 31, 2004 was $3.7 million and was estimated based upon historical information on the number of loans indemnified and the average loss on an indemnified loan, including higher risk loans secured by manufactured housing. The loans that were indemnified in the fourth quarter of 2004 were mostly closed in 2002. The Company’s highest levels of mortgage production in its history were in 2002 and 2003, and therefore, we could see an increase in indemnified loans in the last quarter of 2004 and in 2005. If the balance of indemnified loans increases significantly, then the Company could have to increase its recourse liability reserve, and our provisions for contingency losses will increase.

Growth in Community Banking Business

The Company’s primary subsidiary, Crescent Bank, increased its loan portfolio by approximately 58% during 2004 to a total of $433.4 million at December 31, 2004. The growth in the loan portfolio was the result of higher loan demand in our service area, as well as the expansion of Crescent Bank’s operations in 2004 in each of Bartow, Cherokee and Forsyth Counties, Georgia. The Company opened four offices in 2004, including a full service branch office in Forsyth County, a full service branch in Bartow County, and loan production offices in both Cherokee County and Bartow County. Expansion continues in 2005 as the Company has begun construction on its Adairsville, GA branch with an anticipated opening date by June 1, 2005. Additionally, the Company has purchased property at the corner of Ragsdale Road and Highway 92, Woodstock, GA, the corner of Reinhardt College Parkway and Riverstone Boulevard, Canton, GA, and 500 Canton Road, Cumming, GA with anticipation of starting construction on all three sites during 2005. The Company has leased office space at 3225 Shallowford Road, Marietta, GA in Cobb County for a commercial lending office with an anticipated opening date of April 2005.

The Company experienced a significant improvement in the asset quality of its loan portfolio during 2004. Non-performing assets as a percentage of total loans and foreclosed properties was 0.86% at December 31, 2004 as compared to 2.06% at December 31, 2003. In addition, loans past due 30 days or more as a percentage of total average loans were 1.19% at December 31, 2004 compared to 2.08% at December 31, 2003.

Don Boggus, the Company’s President, stated: “We have experienced very strong loan demand and are benefiting from our expansion plans. We are excited to be entering the dynamic North Fulton County market with our acquisition of Futurus, and expect that in 2005 we will begin realizing the benefits of the organic expansion that we began in 2004. We also continue to strengthen our management team to seek profitable growth. We are also delighted with our decision to exit the wholesale mortgage business last year to focus on community banking. Our sale of the wholesale mortgage business reduced our leverage and exposure to this volatile business, including the exposure to the sharp downturn in residential mortgage origination volume and profitability and avoided the losses that this business incurred under its new ownership. We have spent this year and the funds freed from the wholesale mortgage business to expand our commercial banking operations into some of the most attractive markets in Georgia, which include some of the fastest growing markets in the United States.”

Crescent Banking Company is a bank holding company headquartered in Jasper, Georgia with total consolidated assets of approximately $513.4 million and consolidated shareholders’ equity of $50.1 million, or $20.19 per share, as of December 31, 2004. The Company had approximately 2.5 million shares of common stock outstanding at December 31, 2004. The Company’s common stock is listed on the Nasdaq SmallCap Market under the symbol “CSNT.”

Certain of the statements in this press release are “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements, including statements about the amount and timing of contingency losses and related reserves applicable to residential mortgage loans sold and the effects of the Company’s community banking expansion, including expectations of profitability, are based on information presently available to management and are subject to various risks and uncertainties, including, without limitation, those described herein and in the Company’s annual report on Form 10-K for the year ended December 31, 2003 under “Special Cautionary Notice Regarding Forward Looking Statements” and otherwise in the Company’s SEC reports and filings. We do not undertake any obligation to update our forward-looking statements.